                                                                     EXHIBIT 2.1









                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG

                      SECURITY DYNAMICS TECHNOLOGIES, INC.,

                                   DYNASOFT AB

                                       AND

                          THE STOCKHOLDERS OF DYNASOFT

                           NAMED ON SCHEDULE I HERETO

                                  JULY 12, 1997

                                                 TABLE OF CONTENTS
                                                                                                               Page

ARTICLE I - PURCHASE AND SALE OF THE SHARES.......................................................................1

         1.1      Purchase of the Company Shares from the Company Stockholders....................................1
         1.2      Further Assurances..............................................................................1
         1.3      The Closing.....................................................................................2
         1.4      Actions at the Closing..........................................................................2
         1.5      Purchase Price..................................................................................3
         1.6      [Intentionally Omitted.]........................................................................3
         1.7      Escrow..........................................................................................3
         1.8      Options and Warrants............................................................................4
         1.9      Fractional Shares...............................................................................5
         1.10     Stockholders' Representative....................................................................5

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE
                           COMPANY AND THE COMPANY STOCKHOLDERS...................................................7

         2.1      Organization, Qualification, Corporate Power and Authority......................................7
         2.2      Capitalization..................................................................................8
         2.3      Noncontravention................................................................................9
         2.4      Subsidiaries...................................................................................10
         2.5      Financial Statements...........................................................................10
         2.6      Absence of Certain Changes.....................................................................11
         2.7      Undisclosed Liabilities........................................................................11
         2.8      Tax Matters....................................................................................11
         2.9      Assets.........................................................................................13
         2.10     Owned Real Property............................................................................13
         2.11     Intellectual Property..........................................................................13
         2.12     Real Property Leases...........................................................................16
         2.13     Contracts......................................................................................17
         2.14     Powers of Attorney.............................................................................19
         2.15     Insurance......................................................................................19
         2.16     Litigation.....................................................................................19
         2.17     Employees and Subcontractors...................................................................20
         2.18     Employee Benefits..............................................................................21
         2.19     Environmental Matters..........................................................................23
         2.20     Legal Compliance...............................................................................25
         2.21     Permits........................................................................................25
         2.22     Certain Business Relationships With Affiliates.................................................25
         2.23     Books and Records..............................................................................25
         2.24     Banking Facilities.............................................................................26
         2.25     Brokers' Fees..................................................................................26

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
         2.26     Pooling........................................................................................26
         2.27     Disclosure.....................................................................................26

ARTICLE III - FURTHER REPRESENTATIONS AND WARRANTIES
                           OF THE COMPANY STOCKHOLDERS...........................................................26

         3.1      Ownership of Stock; Authority..................................................................26
         3.2      Investment Representations.....................................................................27
         3.3      Additional Representations by Non-U.S. Persons.................................................28
         3.4      Additional Representations by U.S. Persons.....................................................30

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE BUYER.........................................................30

         4.1      Organization...................................................................................30
         4.2      Capitalization.................................................................................30
         4.3      Authorization of Transaction...................................................................30
         4.4      Noncontravention...............................................................................31
         4.5      Reports and Financial Statements...............................................................31
         4.6      Absence of Material Adverse Changes............................................................31
         4.7      Pooling........................................................................................32
         4.8      Brokers' Fees..................................................................................32
         4.9      Disclosure.....................................................................................32
         4.10     Opinion of Financial Advisor...................................................................32
         4.11     Reporting Issuer...............................................................................32

ARTICLE V  - COVENANTS...........................................................................................33

         5.1      Conduct of Business............................................................................33
         5.2      Notice of Breaches.............................................................................34
         5.3      Exclusivity....................................................................................35
         5.4      Agreements from Certain Affiliates of the Company..............................................35
         5.5      Listing of Buyer Shares........................................................................35
         5.6      Delivery of Interim Financial Statements.......................................................35
         5.7      Best Efforts to Obtain Satisfaction of Conditions..............................................36
         5.8      Notices and Consents...........................................................................36
         5.9      Full Access....................................................................................36
         5.10     Waiver of Rights of First Refusal..............................................................36
         5.11     Indemnification; Discharge of Director Liability...............................................36
         5.12     Sharing of Data................................................................................38
         5.13     Legend Removal.................................................................................38


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
ARTICLE VI - CONDITIONS TO CLOSING...............................................................................38

         6.1      Conditions to Obligations of the Buyer.........................................................38
         6.2      Conditions to Obligations of the Company and the Company
                  Stockholders...................................................................................40

ARTICLE VII - INDEMNIFICATION....................................................................................42

         7.1      Indemnification................................................................................42
         7.2      Method of Asserting Claims.....................................................................43
         7.3      Survival.......................................................................................44
         7.4      Limitations....................................................................................45

ARTICLE VIII - TERMINATION.......................................................................................45

         8.1      Termination of Agreement.......................................................................45
         8.2      Effect of Termination..........................................................................46

ARTICLE IX - DEFINITIONS.........................................................................................46

ARTICLE X - GENERAL PROVISIONS...................................................................................48

         10.1     Press Releases and Announcements...............................................................48
         10.2     No Third Party Beneficiaries...................................................................48
         10.3     Entire Agreement...............................................................................48
         10.4     Succession and Assignment......................................................................49
         10.5     Counterparts...................................................................................49
         10.6     Headings.......................................................................................49
         10.7     Notices........................................................................................49
         10.8     Governing Law..................................................................................50
         10.9     Amendments and Waivers.........................................................................50
         10.10    Severability...................................................................................50
         10.11    Expenses.......................................................................................51
         10.12    Specific Performance...........................................................................51
         10.13    Construction...................................................................................51
         10.14    Incorporation of Exhibits and Schedules........................................................51
         10.15    Knowledge......................................................................................52
         10.16    Arbitration....................................................................................52
         10.17    Currency.......................................................................................52



                                      -iii-

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                             SCHEDULES AND EXHIBITS

Schedule I    Company Stockholder Information

Exhibit A     Escrow Agreement
Exhibit B     Registration Rights Agreement
Exhibit C     Offer Letters
Exhibit D     Consulting Agreements
Exhibit E     Form of Affiliate Agreement
Exhibit F     Opinions of Counsel for the Company and the Company Stockholders
Exhibit G     Opinion of Counsel for the Buyer

Disclosure Schedule



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                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (the "Agreement") is entered into as of July 12, 1997 (the "Agreement Date") by and among Security Dynamics Technologies, Inc., a Delaware corporation (the "Buyer"), DynaSoft AB, a corporation organized under the laws of Sweden (the "Company"), and the stockholders of the Company listed on SCHEDULE I to this Agreement (the "Company Stockholders"). The Buyer, the Company and the Company Stockholders are referred to collectively herein as the "Parties."

                              PRELIMINARY STATEMENT
                              ---------------------

         1. The Company Stockholders collectively own the outstanding shares of the capital stock of the Company (the "Company Shares") set forth on SCHEDULE I hereto.

         2. The Buyer desires to purchase, and the Company Stockholders desire to sell, the Company Shares for the consideration set forth below subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                    ARTICLE I

                         PURCHASE AND SALE OF THE SHARES

         1.1 PURCHASE OF THE COMPANY SHARES FROM THE COMPANY STOCKHOLDERS. Upon and subject to the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), the Company Stockholders shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from each Company Stockholder, all of the Company Shares owned by such Company Stockholder. At the Closing, the Board of Directors of the Company shall, in accordance with The Companies Act (Sw:Aktiebolagslagen), cause the transfer of the Company Shares to the Buyer contemplated by this Agreement to be entered into the share register of the Company.

         1.2 FURTHER ASSURANCES. At any time and from time to time after the Closing, at the Buyer's request and without further consideration to any of the Company Stockholders, the Company Stockholders shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as the Buyer may reasonably request, more effectively to transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Company Shares, to put the Buyer (through its ownership of the Company) in actual possession and operating control of the assets (including without limitation the original corporate minute books of the Company and all corporate seals), properties and business of the Company, to assist the Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement and the Other Stock Purchase Agreements (as defined below).

         1.3      THE CLOSING.

                  (a) The Closing shall take place at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 commencing at 10:00 a.m., local time, on July 15, 1997, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable after the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (the "Closing Date").

                  (b) Unless otherwise agreed by the Buyer and the Stockholders' Representative (as defined below), the Closing of the transactions contemplated by this Agreement shall take place simultaneously with the closing of the acquisition by the Buyer of additional shares of the issued and outstanding capital stock of the Company which, when added to the Company Shares, represent not less than 90% of the capital stock and votes of the Company issued and outstanding immediately prior to the Closing (including without limitation at least 90% of the Company's Series A Stock and at least 90% of the Company's Series B Stock) (all such issued and outstanding capital stock being hereinafter referred to as the "Outstanding Company Shares"). Such acquisitions (collectively, the "Acquisition") shall be effected by this Agreement and certain other Stock Purchase Agreements (the "Other Stock Purchase Agreements") entered into on or after the date hereof among the Buyer, the Company and the holders of such Outstanding Company Shares (such holders of Outstanding Company Shares, including the Company Stockholders, being hereinafter referred to as the "Selling Stockholders").

         1.4      ACTIONS AT THE CLOSING.  At the Closing:

                  (a) the Company shall deliver to the Buyer the various certificates, instruments and documents referred to in paragraphs (e) through
(o) of Section 6.1 below;

                  (b) the Buyer shall deliver to the Company the various certificates, instruments and documents referred to in paragraphs (c) through
(f) of Section 6.2 below;


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



                  (c) the Buyer shall be entered into the share register of the Company as the owner of the Company Shares sold by the Company Stockholders pursuant to this Agreement;

                  (d) the Buyer shall deliver to the Stockholders' Representative, for distribution to the Company Stockholders, certificates representing the Initial Shares (as defined below) in accordance with Section
1.5 below; and

                  (e) the Buyer, each of the Company Stockholders and the Escrow Agent (as defined therein) shall execute and deliver an Escrow Agreement in substantially the form attached hereto as EXHIBIT A (the "Escrow Agreement") and the Buyer shall deliver to the Escrow Agent a certificate for the Escrow Shares (as defined below) being placed in escrow on the Closing Date pursuant to
Section 1.7 below.

         1.5 PURCHASE PRICE. The purchase price to be paid by the Buyer for each of the Company Shares issued and outstanding immediately prior to the Closing shall be such number of shares of common stock, $.01 par value per share, of the Buyer ("Buyer Common Stock") as is equal to the Conversion Ratio. The "Conversion Ratio" shall initially be equal to a fraction, (a) the numerator of which shall be 2,900,000 and (b) the denominator of which shall be the sum of
(i) the number of shares of capital stock of the Company issued and outstanding immediately prior to the Closing (other than Outstanding Company Shares owned by any Subsidiary (as such term is defined below)) and (ii) the number of shares of capital stock of the Company issuable upon exercise of the Options (as defined below), whether vested, unvested or subject to repurchase by the Company following such exercise. The Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, share combination or subdivision, reclassification, recapitalization, reorganization or similar event affecting the Buyer Common Stock between the date of this Agreement and the Closing. The Company Stockholders shall be entitled to receive immediately 90% of the shares of Buyer Common Stock issuable with respect to their Company Shares pursuant to this Section 1.5 (the "Initial Shares"). The remaining 10% of the shares of Buyer Common Stock issuable with respect to Company Shares pursuant to this Section 1.5 (the "Escrow Shares") shall be deposited in escrow pursuant to Section 1.7 and shall be held and disposed of in accordance with the terms of the Escrow Agreement. The Initial Shares and the Escrow Shares shall together be referred to herein as the "Buyer Shares."

         1.6      [INTENTIONALLY OMITTED.]

         1.7 ESCROW. On the Closing Date, the Buyer shall deliver to the Escrow Agent a certificate (issued in the name of the Escrow Agent or its nominee) representing the Escrow Shares, as described in Section 1.5, for the purpose of securing the indemnification obligations of the Company Stockholders set forth in

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this Agreement. The Escrow Shares shall be held by the Escrow Agent under the
Escrow Agreement pursuant to the terms thereof. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

         1.8      OPTIONS AND WARRANTS.

                  (a) As of the Closing, (i) the Buyer shall assume the Securix, Inc. 1996 Stock Option Plan (the "Stock Plan") and (ii) all options to purchase shares of capital stock of the Company issued pursuant to the Stock Plan ("Options"), whether vested, unvested or subject to repurchase by the Company following such exercise, shall be assumed by the Buyer. Immediately after the Closing, each Option outstanding immediately prior to the Closing shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Option immediately prior to the Closing, such number of shares of Buyer Common Stock as is equal to the number of shares of capital stock of the Company subject to the unexercised portion of such Option multiplied by the Conversion Ratio (with any fraction resulting from such multiplication to be rounded down to the next lowest whole number). The exercise price per share of each such assumed Option shall be equal to the exercise price of such Option immediately prior to the Closing, divided by the Conversion Ratio (with any fraction of a cent resulting from such division to be rounded up to the next highest whole cent). The term, exercisability, vesting schedule, repurchase provisions, status as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986 (as amended, the "Code"), if applicable, and all of the other terms of the Options shall otherwise remain unchanged.

                  (b) As soon as practicable after the Closing, the Buyer shall deliver to the holders of Options appropriate notices setting forth such holders' rights pursuant to such Options, as amended by this Section 1.8, and the agreements evidencing such Options shall continue in effect on the same terms and conditions (subject to the amendments provided for in this Section 1.8 and such notice).

                  (c) The Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery upon exercise of the Options assumed in accordance with this Section
1.8. As soon as practicable (and in any event no later than five business days after the Closing Date), the Buyer shall file a Registration Statement on Form S-8 (or any successor form) under the United States Securities Act of 1933 (as amended, the "Securities Act") with respect to all shares of Buyer Common Stock subject to such Options that may be registered on a Form S8, and shall use its best efforts to maintain the effectiveness of such Registration Statement for so long as such Options remain outstanding.

                  (d) The Company shall cause the termination, as of the Closing, of any warrants or options to purchase shares of capital stock of the Company other than the Options (the "Warrants") which remain unexercised, all of which are set forth in Section 1.8(d) of the Disclosure Schedule (as defined below).

                  (e) The Company shall use all reasonable efforts to obtain, prior to the Closing, the consent from each holder of an Option or a Warrant to the amendment (in the case of Options) or termination (in the case of Warrants) of such Option or Warrant pursuant to this Section 1.8.

         1.9 FRACTIONAL SHARES. No certificates or scrip representing fractional Initial Shares shall be issued to Company Stockholders in exchange for the Company Shares, and such Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Buyer with respect to any fractional Initial Shares that would otherwise be issued to such Company Stockholders. In lieu of any fractional Initial Shares that would otherwise be issued, each Company Stockholder that would have been entitled to receive a fractional Initial Share shall be entitled to receive a cash payment equal to the average last sale price per share of the Buyer Common Stock on the Nasdaq National Market, as reported by Nasdaq, on the ten consecutive trading days immediately preceding the Closing Date, multiplied by the fraction of a share that such Company Stockholder would otherwise be entitled to receive.

         1.10     STOCKHOLDERS' REPRESENTATIVE.

                  (a) In order to efficiently administer the Acquisition and the transactions contemplated hereby, including (i) the waiver of any condition to the obligations of the Company Stockholders to consummate the Acquisition and the transactions contemplated hereby and (ii) the defense and/or settlement of any claims for which the Company Stockholders and/or the other Selling Stockholders may be required to indemnify the Buyer and/or the Company pursuant to the Escrow Agreement and Article VII below, the Company Stockholders hereby designate Rolf Ljung as their representative (the "Stockholders' Representative").

                  (b) The Company Stockholders hereby authorize the Stockholders' Representative (i) to take all action necessary in connection with the waiver of any condition to the obligations of the Company Stockholders to consummate the Acquisition and the transactions contemplated hereby, or the defense and/or settlement of any claims for which the Company Stockholders and/or the other Selling Stockholders may be required to indemnify the Buyer and/or the Company pursuant to Article VII below, (ii) to give and receive all notices required to be given under this Agreement and the Escrow Agreement, and
(iii) to take any and all additional action as is contemplated to be taken by or on behalf of the Company

Stockholders and/or the other Selling Stockholders by the terms of this Agreement or the Escrow Agreement.

                  (c) In the event that the Stockholders' Representative dies, becomes unable to perform his responsibilities hereunder or resigns from such position, the Selling Stockholders holding, prior to the Closing, a majority of the Outstanding Company Shares as set forth in Attachment A to the Escrow Agreement shall select another representative to fill such vacancy and such substituted representative shall be deemed to be the Stockholders' Representative for all purposes of this Agreement and the documents delivered pursuant hereto.

                  (d) All decisions and actions by the Stockholders' Representative, including without limitation any agreement between the Stockholders' Representative and the Buyer relating to the defense or settlement of any claims for which the Company Stockholders and/or the other Selling Stockholders may be required to indemnify the Buyer and/or the Company pursuant to Article VII below, shall be binding upon all of the Company Stockholders and no Company Stockholder shall have the right to object, dissent, protest or otherwise contest the same.

                  (e) By his execution of this Agreement, each Company Stockholder agrees that:

                           (i)      the Buyer shall be able to rely conclusively
on the instructions and decisions of the Stockholders' Representative as to the settlement of any claims for indemnification by the Buyer and/or the Company pursuant to Article VII below or any other actions required or permitted to be taken by the Stockholders' Representative hereunder, and no party hereunder shall have any cause of action against the Buyer to the extent the Buyer has relied upon the instructions or decisions of the Stockholders' Representative;

                           (ii)     all actions, decisions and instructions of
the Stockholders' Representative shall be conclusive and binding upon all of the Company Stockholders and no Company Stockholder shall have any cause of action against the Stockholders' Representative for any action taken, decision made or instruction given by the Stockholders' Representative under this Agreement, any of the Other Stock Purchase Agreements or the Escrow Agreement, except for fraud or willful breach of this Agreement or any such agreement by the Stockholders' Representative;

                           (iii)    the provisions of this Section 1.10 are
independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Company Stockholder may have in connection with the Acquisition and the transactions contemplated by this Agreement or any of the Other Stock Purchase Agreements;

                           (iv)     remedies available at law for any breach of
the provisions of this Section 1.10 are inadequate; therefore, the Buyer and the Company shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if either the Buyer and/or the Company brings an action to enforce the provisions of this Section 1.10; and

                           (v)      the provisions of this Section 1.10 shall be
binding upon the executors, heirs, legal representatives, personal representatives, successor trustees, and successors of each Company Stockholder, and any references in this Agreement to a Company Stockholder or the Company Stockholders shall mean and include the successors to the Company Stockholder's rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

                  (f) The Buyer shall reimburse the Stockholders' Representative for his reasonable out-of-pocket expenses incurred in performing his services in connection with the Acquisition, up to a maximum reimbursement of $5,000. Any expenses in excess of such amount shall be paid by the Selling Stockholders in proportion to their ownership of Outstanding Company Shares as set forth in Attachment A to the Escrow Agreement. Notwithstanding the foregoing, the Buyer shall also reimburse the Stockholders' Representative for his reasonable out-of-pocket expenses incurred in successfully defending against any claims for indemnification pursuant to this Agreement, the Other Stock Purchase Agreements and/or the Escrow Agreement.

                                   ARTICLE II

                      REPRESENTATIONS AND WARRANTIES OF THE
                      COMPANY AND THE COMPANY STOCKHOLDERS

         The Company and each of the Company Stockholders, jointly and severally, represents and warrants to the Buyer that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule attached hereto (the "Disclosure Schedule"). The Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article II, and the disclosures in any section or paragraph of the Disclosure Schedule shall qualify other sections or paragraphs in this Article II only to the extent that it is clear from a reading of the disclosure that such disclosure is applicable to such other sections or paragraphs.

         2.1      ORGANIZATION, QUALIFICATION, CORPORATE POWER AND AUTHORITY.

                  (a) The Company is a corporation duly organized and validly existing as a limited liability company under the laws of Sweden. The Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, each of which jurisdictions is set forth in Section 2.1 of the Disclosure Schedule. The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to the Buyer true and complete copies of its Articles of Association and registration certificate, each as amended and as in effect on the Agreement Date. The Company has at all times complied with, and is not in default under or in violation of, any provision of its articles of association.

                  (b) The Company has all requisite power and authority to execute and deliver the Fundamental Agreements (as defined below in this Section 2.1(b)) and to perform its obligations under the Fundamental Agreements. The Fundamental Agreements have each been (or in the case of the Fundamental Agreements to be entered into on the Closing Date, shall be when delivered) duly and validly (i) executed and delivered by the Company and (ii) authorized by all necessary corporate action on the part of the Company. Each Fundamental Agreement constitutes (or, in the case of the Fundamental Agreements to be entered into on the Closing Date, shall constitute) a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity. For purposes of this Agreement, the term "Fundamental Agreements" means this Agreement, the Escrow Agreement, the Registration Rights Agreement in the form attached hereto as EXHIBIT B (the"Registration Rights Agreement") and, with respect to the Company and the Company Stockholders party thereto, the Offer Letters attached hereto as EXHIBIT C and the Consulting Agreements attached hereto as EXHIBIT D.

         2.2 CAPITALIZATION. The authorized capital stock of the Company consists of 10,000,000 shares of capital stock, SEK one par value per share, of which (a) 5,538,000 shares have been designated Series A Stock, all of which are issued and outstanding and none of which are held in the treasury of the Company, and (b) 4,462,000 shares have been designated Series B Stock, all of which are issued and outstanding and none of which are held in the treasury of the Company. Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list of (a) all stockholders of the Company, indicating the number of Outstanding Company Shares held by each stockholder, and (b) all holders of Options and Warrants, indicating the number of Company Shares subject to each Option and Warrant and the exercise price thereof. Copies of all Options and Warrants have previously been provided to the Buyer. All of the Outstanding Company Shares are, and all shares of capital stock of the Company that may be issued upon exercise of Options and Warrants will be, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. None of the outstanding capital stock of the Company is evidenced by share certificates. There are no outstanding or authorized options, warrants, rights, calls, convertible instruments, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock, other than the Options and Warrants listed in Section 2.2 of the Disclosure Schedule. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no agreements, voting trusts, proxies or understandings with respect to the voting, or registration under the Securities Act or any foreign securities laws, of any Outstanding Company Shares. All of the Outstanding Company Shares were issued in compliance with all applicable laws.

         2.3 NONCONTRAVENTION. Subject to compliance with the applicable requirements of the Securities Act and any applicable state and foreign securities laws, neither the execution and delivery by the Company or the Company Stockholders of the Fundamental Agreements nor the consummation of the transactions contemplated thereby will (a) conflict with or violate any provision of the Articles of Association of the Company, (b) require on the part of the Company or any corporation, partnership, limited liability company or other form of business association (a "Business Entity") with respect to which the Company, directly or indirectly, has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or managers (a "Subsidiary") any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"),
(c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their respective assets is subject, (d) result in the imposition of any Security Interest upon any assets of the Company or any Subsidiary, or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any Subsidiary or any of their respective properties or assets. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement and similar legislation, and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount) ("Ordinary Course of Business") of the Company and its Subsidiaries.

         2.4 SUBSIDIARIES. Section 2.4 of the Disclosure Schedule sets forth for each Subsidiary (a) its name and jurisdiction of incorporation, (b) the number of shares of authorized capital stock of each class of its capital stock, (c) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof and the number of shares held by each such holder, (d) the number of shares of its capital stock held in treasury, and (e) its directors, managers and officers. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification. Each Subsidiary has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has delivered to the Buyer correct and complete copies of the charter and By-laws of each Subsidiary, as amended to date. No Subsidiary is in default under or in violation of any provision of its charter or By-laws. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All shares of each Subsidiary that are held of record or owned beneficially by either the Company or any Subsidiary are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state or foreign securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary. Except as set forth in Section 2.4 of the Disclosure Schedule, the Company does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, trust or other business association which is not a Subsidiary.

         2.5 FINANCIAL STATEMENTS. The Company has previously furnished to the Buyer or its advisors complete and accurate copies of its (a) audited balance sheets and related statements of profit and loss for the fiscal years ended June 30, 1997, 1996 and 1995, together with reports thereon by Lindebergs, independent auditors of the Company and the Subsidiaries (the "Audited Financial Statements"), including the audited balance sheet (the "Most Recent Balance Sheet") for the 12 months ended June 30, 1997 (the "Balance Sheet Date"). The foregoing financial statements (the "Financial Statements") have been prepared in accordance with Swedish generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto), fairly present the financial condition and results of operations of the

Company and the Subsidiaries as of the respective dates thereof and for the periods referred to therein, and are consistent with the books and records of the Company and the Subsidiaries.

         2.6 ABSENCE OF CERTAIN CHANGES. Since the Balance Sheet Date, (a) there has not been any material adverse change in the assets, business, financial condition or results of operations of the Company or any Subsidiary, nor has there occurred any event or development that could reasonably be foreseen to result in such a material adverse change in the future, and (b) neither the Company nor any Subsidiary has taken any of the actions set forth in subsections (a) through (o) of Section 5.1 below.

         2.7 UNDISCLOSED LIABILITIES. None of the Company and its Subsidiaries has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown or expressly reserved for on the Most Recent Balance Sheet, a copy of which is included in Section 2.7 of the Disclosure Schedule, (b) liabilities that have arisen since the Balance Sheet Date in the Ordinary Course of Business of the Company and its Subsidiaries and that are similar in nature and amount to the liabilities that arose during the comparable period of time in the immediately preceding fiscal period, and (c) contractual liabilities incurred in the Ordinary Course of Business of the Company and the Subsidiaries that are not required to be reflected on the Most Recent Balance Sheet and that are not in the aggregate material.

         2.8      TAX MATTERS.

                  (a) Each of the Company and the Subsidiaries has filed all Tax Returns (as defined below) that it was required to file through the Closing Date and all such Tax Returns were correct and complete in all respects. Each of the Company and the Subsidiaries has paid all Taxes (as defined below) that are shown to be due on any such Tax Returns, except such as are being contested in good faith by appropriate proceedings (to the extent any such proceedings are required) and with respect to which the Company is maintaining reserves adequate for their payment. The accruals and reserves for Taxes set forth on the Most Recent Balance Sheet are sufficient to pay all unpaid Taxes of the Company and the Subsidiaries attributable to all periods ended on or before the date of the Most Recent Balance Sheet, and all Taxes attributable to the period from and after the Balance Sheet Date and continuing through the Closing Date are attributable to the operation of the Company and the Subsidiaries in the Ordinary Course of Business of the Company and the Subsidiaries. None of the Company or any of the Subsidiaries has any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated or combined group of corporations or other entities that included the Company or any Subsidiary during a prior period) other than the Company and the Subsidiaries. All Taxes that the Company or any Subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. For purposes of determining the amount of Taxes attributable to a specified period (e.g., the period from the date of the Most Recent Balance Sheet through the Closing Date) other than a Tax Period, each Tax shall be computed as if the specified period were a Tax Period. For purposes of this Agreement, a Tax Period means a period for which a Tax is required to be computed under applicable statutes and regulations. For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies, custom duties (social security fees) or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, transfer gains, withholding, employment, payroll and franchise taxes imposed by any internal, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof and any amounts of Taxes of another person that the Company or any Subsidiary is liable to pay by law or otherwise. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

                  (b) The Company has delivered to the Buyer or its advisors correct and complete copies of all income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company or any Subsidiary since the fiscal year ended June 30, 1992. The income Tax Returns of the Company have been audited by the Tax Authority in the County of Stockholm or are closed by the applicable statute of limitations for all taxable years through June 30, 1996. No examination or audit of any Tax Returns of the Company or any Subsidiary by any Governmental Entity is currently in progress or, to the Sellers' Knowledge (as such term is defined in Section 10.15), threatened or contemplated.

                  (c) Neither the Company nor any Subsidiary is a party to any Tax allocation or sharing agreement or any Tax indemnity agreement. Neither the Company nor any Subsidiary has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency. Neither the Company nor any Subsidiary has ever filed Tax Returns on a combined, consolidated or unitary basis with any other Business Entity in any jurisdiction or has otherwise been liable for any Taxes of any other Business Entity. Neither the Company nor any Subsidiary has participated in, nor will participate in, an international boycott within the meaning of Section 999 of the Code. Neither the Company nor any Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted, or would result, separately or in the aggregate, in the payment of any excess "parachute payments" within the meaning of Section 280G of the Code.

                  (d) Neither the Company nor any Subsidiary is a party to any tax litigation or is the subject of any tax auditing. Neither the Company nor any Subsidiary has any reason to suspect any tax litigation attributable to periods ended before the Closing Date. Neither the Company nor any Subsidiary is or has been a party to any specific transaction the main purpose of which has been to avoid, defer or reduce Taxes. Classifications, definitions, valuation and principles used in the accounts of the Company or any Subsidiary are in accordance with classifications, definitions, valuations and principles used in the Tax Returns of the Company or such Subsidiary, so the case may be. Neither the Company nor any Subsidiary is or has been a party to any transaction or agreement which is in conflict with the tax rules on transfer pricing in any relevant jurisdiction.

         2.9 ASSETS. Each of the Company and the Subsidiaries owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed by the Company or any Subsidiary to be conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. No asset of the Company or any Subsidiary (tangible or intangible) is subject to any Security Interest.

         2.10 OWNED REAL PROPERTY. None of the Company or any Subsidiary owns, or has ever owned, any real property.

         2.11     INTELLECTUAL PROPERTY.

                  (a) Each of the Company and the Subsidiaries owns, or is licensed or otherwise possesses legally enforceable right to use, all Intellectual Property (as defined below in this Section 2.11) used in the operation of its business or necessary for the operation of its businesses as presently proposed to be conducted. Each item of Intellectual Property owned by or used in the operation of the business of the Company or any Subsidiary at any time during the fiscal year ended June 30, 1997 will be owned or available for use by the Company or a Subsidiary on identical terms and conditions immediately following the Closing. Each of the Company and the Subsidiaries has taken reasonable measures to protect the proprietary nature of each item of Intellectual Property and to maintain in confidence all trade secrets and confidential information, that it owns or uses. To the Sellers' Knowledge, (i) no other person or Business Entity has any rights to any of the Intellectual Property owned or used by the Company or any Subsidiary (other than any rights in any such Intellectual Property (A) not owned by the Company or any Subsidiary that constitutes commercially available software generally available to the public or (B) owned by the Company or any Subsidiary granted pursuant to software licenses entered into in the Ordinary Course of Business), and (ii) no other person or Business Entity is infringing, violating or misappropriating any of the Intellectual Property that the Company or any Subsidiary owns or uses. The Company or a Subsidiary has acquired all rights to Intellectual Property developed or held by any employees (within the scope and term of their employment or otherwise relating to the current or proposed business of the Company or any of its Subsidiaries) or third parties who developed Intellectual Property for the Company or any Subsidiary. For purposes of this Agreement, "Intellectual Property" means all (A) patents, patent applications, patent disclosures and all related continuation, continuation in part, divisional, reissue, reexamination, utility model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (B) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof, (C) copyrights and registrations and applications for registration thereof, (D) computer software, data and documentation, (E) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (F) other proprietary rights relating to any of the foregoing, and
(G) copies and tangible embodiments thereof.

                  (b) None of the activities or business conducted by the Company or any of the Subsidiaries infringes, violates or constitutes a misappropriation of (or in the past infringed, violated or constituted a misappropriation of) any Intellectual Property rights of any other person or Business Entity. Neither the Company nor any Subsidiary has received any complaint, claim or notice alleging any such infringement, violation or misappropriation, and to the Sellers' Knowledge there is no basis for any such complaint, claim or notice.

                  (c) Section 2.11(c) of the Disclosure Schedule identifies each
(i) patent or registration that has been issued to the Company or any Subsidiary with respect to any of its Intellectual Property, (ii) pending patent application or application for registration that the Company or any Subsidiary has made with respect to any of its Intellectual Property, and (iii) material license or other material agreement pursuant to which the Company or any Subsidiary has granted any rights to any third party with respect to any of its Intellectual Property. The Company has delivered to the Buyer or its advisors correct and complete copies of all such patents, registrations, applications, licenses and agreements (as amended to date) and has specifically identified and made available to the Buyer or its advisors correct and complete copies of all other written documentation evidencing ownership of, and any claims or disputes relating to, each such item. Except as set forth in Section 2.11(c) of the Disclosure Schedule, with respect to each item of Intellectual Property that the Company or any Subsidiary owns:

                           (A)      subject to such rights as have been granted
by the Company or any Subsidiary under license agreements entered into in the Ordinary Course of Business of the Company and the Subsidiaries, the Company or a Subsidiary possesses all right, title and interest in and to such item;

                           (B)      such item is not subject to any outstanding
judgment, order, decree, stipulation or injunction; and

                           (C)      except in accordance with the terms of
Company's standard form of software license agreement, a copy of which has previously been provided to the Buyer or its advisors, neither the Company nor any Subsidiary has agreed to indemnify any person or Business Entity for or against any infringement, misappropriation or other conflict with respect to such item.

                  (d) Section 2.11(d) of the Disclosure Schedule identifies each item of Intellectual Property used in the operation of the business of the Company and the Subsidiaries at any time during the period covered by the Financial Statements, or that the Company or any Subsidiary plans to use in the future, that is owned by a party other than the Company or a Subsidiary (other than commercially available software generally available to the public, which is not listed in Section 2.11(d) of the Disclosure Schedule but with respect to which the representations set forth below in this Section 2.11(d) are true). The Company has supplied the Buyer or its advisors with correct and complete copies of all licenses, sublicenses or other agreements (as amended to date) pursuant to which the Company or any Subsidiary uses such Intellectual Property, all of which are listed on Section 2.11(d) of the Disclosure Schedule. Except as set forth in Section 2.11(d) of the Disclosure Schedule, with respect to each such item of Intellectual Property:

                           (i)      the license, sublicense or other agreement
covering such item is legal, valid, binding, enforceable and in full force and effect with respect to the Company or any Subsidiary party thereto, and to the Sellers' Knowledge is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, in either case subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity;

                           (ii)     such license, sublicense or other agreement
will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity;

                           (iii)    neither the Company or any Subsidiary nor,
to the Sellers' Knowledge, any other party to such license, sublicense or other agreement is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default by the Company or any Subsidiary or, to the Sellers' Knowledge, by any such other party, or permit termination, modification or acceleration thereunder;

                           (iv)     the underlying item of Intellectual Property
is not subject to any outstanding judgment, order, decree, stipulation or injunction to which the Company or any Subsidiary is a party or has been specifically named, nor to the Sellers' Knowledge subject to any other outstanding judgment, order, decree, stipulation or injunction;

                           (v)      neither the Company nor any Subsidiary has
agreed to indemnify any person or Business Entity for or against any interference, infringement, misappropriation or other conflict with respect to such item; and

                           (vi)     no license or other fee is payable upon any
transfer or assignment of such license, sublicense or other agreement by the terms thereof or the terms of any other agreement or arrangement with the other party or parties thereto.

         2.12 REAL PROPERTY LEASES. Section 2.12 of the Disclosure Schedule lists all real property leased or subleased to the Company or any Subsidiary. The Company has delivered to the Buyer or its advisors correct and complete copies of the leases and subleases (as amended to date) listed in Section 2.12 of the Disclosure Schedule. With respect to each lease and sublease listed in
Section 2.12 of the Disclosure Schedule:

                  (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity;

                  (b) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity;

                  (c) neither the Company or any Subsidiary nor, to the Sellers' Knowledge, any other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default by the Company or any Subsidiary or, to the Sellers' Knowledge, by any such other party, or permit termination, modification or acceleration thereunder;

                  (d) there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

                  (e) neither the Company nor any Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

                  (f) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

                  (g) no construction, alteration or other leasehold improvement work with respect to the lease or sublease remains to be paid for or performed by the Company or any Subsidiary.

         2.13     CONTRACTS.

                  (a) Section 2.13 of the Disclosure Schedule lists the following written arrangements (including without limitation written agreements) to which the Company or any Subsidiary is a party:

                           (i)      any written arrangement (or group of related
written arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of $50,000 per annum;

                           (ii)     any written arrangement (or group of related
written arrangements), currently in force or effect or which by its terms may in the future be in force or effect, for the licensing or distribution of software, products or other personal property or for the furnishing or receipt of services
(i) which calls for performance by the Company or any Subsidiary (other than the performance solely of indemnification obligations) over a period of more than one year following the date hereof, (ii) which involves the payment or receipt of more than the sum of $100,000 following the date hereof, or (iii) in which the Company or any Subsidiary has granted rights to license, sublicense or copy, "most favored nation" pricing provisions or marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

                           (iii)    any written arrangement establishing a
partnership or joint venture;

                           (iv)     any written arrangement (or group of related
written arrangements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $50,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

                           (v)      any written arrangement concerning
confidentiality, non- solicitation or non-competition (other than the Company's standard form of confidentiality, nonsolicitation and non-competition agreement with its employees, a copy of which has been provided to the Buyer or its advisors, and the nondisclosure agreements entered into among any of the Parties in connection with the transactions contemplated by this Agreement);

                           (vi)     any written arrangement involving any of the
Company Stockholders or their Affiliates (for the purposes of this Agreement, "Affiliate" shall mean (A) in the case of an individual, the members of the immediate family (including parents, siblings and children) of (i) the individual and (ii) the individual's spouse, and (iii) any Business Entity that directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with any of the foregoing individuals, or (B) in the case of a Business Entity, another Business Entity or a person that directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with the Business Entity);

                           (vii)    any written arrangement under which the
consequences of a default or termination could have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company or any Subsidiary; and

                           (viii)   any other written arrangement (or group of
related written arrangements) either involving more than $100,000 or not entered into in the Ordinary Course of Business of the Company or any Subsidiary.

                  (b) The Company has delivered to the Buyer or its advisors a correct and complete copy of each written arrangement (as amended to date) listed in Section 2.13 of the Disclosure Schedule. With respect to each written arrangement so listed: (i) the written arrangement is legal, valid, binding and enforceable and in full force and effect with respect to the Company or any Subsidiary party thereto, and to the Sellers' Knowledge is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, in either case subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; (ii) the written arrangement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the

Closing, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; and (iii) neither the Company or any Subsidiary nor, to the Sellers' Knowledge, any other party, is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default by the Company or any Subsidiary or, to the Sellers' Knowledge, by any such other party, or permit termination, modification or acceleration, under the written arrangement. Neither the Company nor any Subsidiary is a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in Section 2.13 of the Disclosure Schedule under the terms of this Section 2.13. Neither the Company nor any Subsidiary is restricted by any arrangement from carrying on its business anywhere in the world.

         2.14 POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Company or any Subsidiary.

         2.15 INSURANCE. Section 2.15 of the Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company or any Subsidiary has been a party, a named insured, or otherwise the beneficiary of coverage at anytime within the past year. Each such insurance policy is enforceable and in full force and effect and will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing. Neither the Company nor any Subsidiary is in breach or default (including with respect to the payment of premiums or the giving of notices) under any such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under such policy; and neither the Company nor any Subsidiary has received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. Section 2.15 of the Disclosure
Schedule identifies all claims asserted by the Company or any Subsidiary pursuant to any insurance policy since January 1, 1996 and describes the nature and status of each such claim. Neither the Company nor any Subsidiary has incurred any loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy. Each of the Company and the Subsidiaries is covered by insurance in scope and amount customary and reasonable for the businesses in which it is engaged and the jurisdictions in which such businesses are conducted.

         2.16 LITIGATION. Except as identified and described in Section 2.16 of the Disclosure Schedule, (a) there is no action, suit, proceeding or investigation to which the Company or any Subsidiary is a party (either as a plaintiff or defendant) pending or, to the Sellers' Knowledge, threatened before any court, Governmental Entity or arbitrator, and to the Sellers' Knowledge, there is no basis for any such action, suit, proceeding or investigation; (b) neither the Company or any Subsidiary nor, to the Sellers' Knowledge, any officer, director or employee of the Company or any Subsidiary has been permanently or temporarily enjoined by any order, judgment or decree of any court or Governmental Entity from engaging in or continuing to conduct the business of the Company or any Subsidiary; and
(c) no order, judgment or decree of any court or Governmental Entity has been issued in any proceeding to which the Company or any Subsidiary is or was a party or, to the Sellers' Knowledge, in any other proceeding that enjoins or requires the Company or any Subsidiary to take any action of any kind with respect to its business, assets or properties. None of the actions, suits, proceedings or investigations set forth in Section 2.16 of the Disclosure Schedule, individually or collectively, if determined adversely to the interests of the Company or any of its Subsidiaries, could have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company and the Subsidiaries taken as a whole.

         2.17     EMPLOYEES AND SUBCONTRACTORS.

                  (a) Section 2.17(a) of the Disclosure Schedule contains a list of (i) all current employees of the Company and the Subsidiaries (the "Employees"), along with the position, date of hire and annual rate of monetary compensation, including salary (or, with respect to Employees compensated on an hourly or per diem basis, the hourly or per diem rate of monetary compensation),
(ii) all employment contracts or agreements relating to employment which are not terminable by the Company or a Subsidiary without penalty upon less than 30 days notice (other than any inability to terminate or penalties imposed by Swedish law), and (iii) all Employees who have executed confidentiality, non-competition or nonsolicitation agreements.

                  (b) There are no collective bargaining agreements to which the Company or any Subsidiary is a party other than as set forth in Section 2.17 (b) of the Disclosure Schedule. Neither the Company nor any Subsidiary has experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes and, to the Sellers' Knowledge, no organizational effort is presently being made or threatened by or on behalf of any labor union with respect to the Employees. There is no cause to assume that any labor strike or other work force disturbance will occur in the Company or any of the Subsidiaries.

                  (c) Section 2.17(c) of the Disclosure Schedule sets forth (i) a list of all subcontractors currently performing services or under contract to perform future services for the Company or a Subsidiary and (ii) the start date, type of services to be provided, estimated completion date and hourly or per diem pay rate of such subcontractors.

                  (d) To the Sellers' Knowledge, no employee or group of employees employed by the Company or a Subsidiary that includes any of the Selling Stockholders and/or any of Company's ten most highly compensated engineers has any plans to terminate employment with the Company or a Subsidiary.

                  (e) Neither the Company, any of the Company Stockholders or any Subsidiary nor any director or officer, or, to the Sellers' Knowledge, any other key employee of the Company or any of the Subsidiaries, or, to the Sellers' Knowledge, any relatives of any of the foregoing, owns, directly or indirectly, individually or collectively, any interest in any corporation, company, partnership, entity or organization which is in a business competitive with the businesses of the Company and the Subsidiaries or which has any existing undisclosed contractual relationship with the Company or any of the Subsidiaries (other than a passive investment interest in any publicly traded company representing in the aggregate not more than 3% of the outstanding voting power of such company).

                  (f) Neither the Company nor any of the Subsidiaries has violated any labor legislation, regulation or agreement in any relevant jurisdiction, including without limitation the Swedish lagen (1976:580) om medbestammande i arbetslivet (MBL).

         2.18     EMPLOYEE BENEFITS.

                  (a) Section 2.18(a) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans (as defined below in this Section 2.18(a)) maintained, or contributed to, by the Company, any Subsidiary or any ERISA Affiliate (as defined below in this Section 2.18(a)). For purposes of this Agreement, "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, pension, retirement plans, profit sharing, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation. Full reservations have been made in the Financial Statements for all present and reasonably estimated future liabilities in respect of pensions and other payments related to compensation to be paid to employees. For purposes of this Agreement, "ERISA Affiliate" means any member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes the Company or a Subsidiary. Complete and accurate copies of (i) all Employee Benefit Plans that have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R for the last five plan years for each Employee Benefit Plan, and
(v) all qualification letters issued by the Internal Revenue Service with respect to every Employee Benefit Plan that is intended to qualify under Section 401(k) of the Code, have been delivered to the Buyer or its advisors. Each Employee Benefit Plan has been administered in accordance with its terms, and each of the Company, the Subsidiaries and the ERISA Affiliates has met its obligations (if any) with respect to such Employee Benefit Plan and has made all required contributions (if any) thereto. The Company and all Employee Benefit Plans are in compliance with the currently applicable provisions (if any) of ERISA, the Code and other applicable federal, state and foreign laws and the regulations thereunder. Each Employee Benefit Plan that is intended to qualify under Section 401(k) of the Code is so qualified. Nothing has occurred that might cause a loss of such qualification and no loss of qualification has been threatened.

                  (b) To the Sellers' Knowledge, there are no inquiries or investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan.

                  (c) Neither the Company nor any Subsidiary or ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code,
Part 3 of Subtitle B of Title I or ERISA, or Title IV of ERISA. Except as set forth in Section 2.18(c) of the Disclosure Schedule, at no time has the Company, any Subsidiary or any ERISA Affiliate been obligated to contribute to any "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA. No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company, any Subsidiary, any of their respective Affiliates or any ERISA Affiliate that would subject the Company, any Subsidiary or any ERISA Affiliate to any fine, penalty, Tax or liability of any kind imposed under ERISA or the Code. No prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Employee Benefit Plan that is subject to ERISA or the Code. No Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company or a Subsidiary from amending or terminating any such Employee Benefit Plan and any Employee Benefit Plan may be terminated without liability to the Company, any Subsidiary or the Buyer, except for benefits accrued through the date of termination. No former employees participate in any welfare benefit plans listed in Section 2.18(a) of the Disclosure Schedule. No Employee Benefit Plan includes in its assets any securities issued by the Company or any Subsidiary. No Employee Benefit Plan has been subject to tax under Section 511 of the Code.

                  (d) Section 2.18(d) of the Disclosure Schedule discloses each:
(i) agreement with any director, executive officer or other key employee of the Company or any Subsidiary (A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Company or any Subsidiary of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company or any Subsidiary that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under
Section 280G of the Code; and (iii) agreement or plan binding the Company or any Subsidiary, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

         2.19     ENVIRONMENTAL MATTERS.

                  (a) Each of the Company and the Subsidiaries has complied with all applicable Environmental Laws (as defined below in this Section 2.19(a)). There is no pending or, to the Sellers' Knowledge, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company or any Subsidiary. For purposes of this Agreement, "Environmental Law" means any foreign, federal, state, local or European Union ("EU") law, statute, rule or regulation or the common or decisional law relating to the environment or occupational health and safety, including without limitation any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels and containers; (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. As used in this Section 2.19, the terms "release" and "environment" shall have the meaning set forth in the United States Comprehensive Environmental Compensation, Liability and Response Act of 1980 ("CERCLA").

                  (b) There have been no releases of any Materials of Environmental Concern (as defined below in this Section 2.19(b)) into the environment at any parcel of real property or any facility formerly or currently owned, operated or controlled by the Company or a Subsidiary for which the Company or any Subsidiary may be liable under any Environmental Law of the jurisdiction in which such property or facility is located. With respect to any such releases of Materials of Environmental Concern, the Company or a Subsidiary has given all required notices (if any) to Governmental Entities (copies of which have been provided to the Buyer). Neither the Company nor any Subsidiary is aware of any releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, operated or controlled by the Company or a Subsidiary that could reasonably be expected to have an impact on the real property or facilities owned, operated or controlled by the Company or a Subsidiary. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA or any Environmental Law), solid wastes and hazardous wastes (as such terms are defined under the United States Resources Conservation and Recovery Act or any Environmental Law), toxic materials, oil or petroleum and petroleum products, or any other material subject to regulation under any Environmental Law, except for normal office and cleaning products.

                  (c) Set forth in Section 2.19(c) of the Disclosure Schedule is a list of all environmental reports, investigations and audits known to the Company, any Subsidiary or any of the Company Stockholders (whether conducted by or on behalf of the Company, a Subsidiary or a third party, and whether done at the initiative of the Company, a Subsidiary or directed by a Governmental Entity or other third party) issued or conducted during the past five years relating to premises currently or previously owned or operated by the Company or a Subsidiary. Complete and accurate copies of any such report, or the results of any such investigation or audit, have been provided to the Buyer or its advisors.

                  (d) Neither the Company nor any Subsidiary is aware of any material environmental liability of the solid and hazardous waste transporters and treatment, storage and disposal facilities that have been utilized by the Company or a Subsidiary.

         2.20 LEGAL COMPLIANCE. Each of the Company and the Subsidiaries, and the conduct and operations of their respective businesses, are and have been in compliance with each law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, that
(a) affects or relates to this Agreement or the transactions contemplated hereby or (b) is applicable to the Company or a Subsidiary or their respective businesses.

         2.21 PERMITS. The Company and the Subsidiaries have all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under applicable export laws or regulations and those relating to the occupancy or use of owned or leased real property) ("Permits") required for the Company and the Subsidiaries to conduct their respective businesses as presently conducted or as proposed to be conducted. Each such Permit is in full force and effect and, to the Sellers' Knowledge, no suspension or cancellation of such Permit is threatened and to the Sellers' Knowledge there is no basis for believing that such Permit will not be renewable upon expiration. Each such Permit will continue in full force and effect following the Closing.

         2.22 CERTAIN BUSINESS RELATIONSHIPS WITH AFFILIATES. No Company Stockholder or any Affiliate of any Company Stockholder (a) owns any property or right, tangible or intangible, which is used in the business of the Company or any Subsidiary, (b) has any claim or cause of action against the Company or any Subsidiary, (c) is a party to any contract or other arrangement, written or verbal, with the Company or any Subsidiary, or (d) owes any money to the Company or any Subsidiary or is owed any money by the Company or any Subsidiary (the agreements, arrangements and relationships described in this sentence are hereinafter referred to as "Related Party Transactions"). Section 2.22 of the Disclosure Schedule summarizes any Related Party Transactions.

         2.23 BOOKS AND RECORDS. The minute books and other similar records of the Company and each Subsidiary contain true and complete records of all actions taken at any meetings of the Company's or such Subsidiary's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company and each Subsidiary accurately reflect the assets, liabilities, business, financial condition and results of operations of the Company or such Subsidiary and have been maintained in accordance with good business and bookkeeping practices consistent with the practices of similar companies in the applicable jurisdiction.

         2.24 BANKING FACILITIES. Section 2.24 of the Disclosure Schedule identifies:

                  (a) Each bank, savings and loan or similar financial institution in which the Company or any Subsidiary has an account or safety deposit box and the numbers of the accounts or safety deposit boxes maintained by the Company or such Subsidiary thereat; and

                  (b) The names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility.

         2.25 BROKERS' FEES. Except as disclosed in Section 2.25 of the Disclosure Schedule, neither the Company nor any of the Subsidiaries or Company Stockholders has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         2.26 POOLING. To the best of the Sellers' Knowledge, neither the Company nor any of its Affiliates has through the date of this Agreement taken or agreed to take any action that could reasonably be expected to prevent the Company and the Buyer from accounting for the Acquisition as a "pooling of interests" in conformity with United States generally accepted accounting principles ("U.S. GAAP").

         2.27 DISCLOSURE. No representation or warranty by the Company or any of the Company Stockholders contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered to or to be delivered by or on behalf of the Company or the Company Stockholders pursuant to this Agreement, contains or will as of the Closing Date contain any untrue statement of a material fact or omits or will as of the Closing Date omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                   ARTICLE III

                     FURTHER REPRESENTATIONS AND WARRANTIES
                           OF THE COMPANY STOCKHOLDERS

         Each Company Stockholder severally represents and warrants to the Buyer as follows:

         3.1      OWNERSHIP OF STOCK; AUTHORITY.

                  (a) The Company Stockholder has good and marketable title, free and clear of any and all Security Interests, to all of the Company Shares listed on SCHEDULE I as being owned by such Company Stockholder. The Company

Stockholder has the full right, power and authority to transfer, convey and sell to the Buyer at the Closing the Company Shares to be sold by such Company Stockholder and, upon consummation of the purchase contemplated hereby, the Buyer will acquire from such Company Stockholder good and marketable title to such Company Shares, free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever.

                  (b) The Company Stockholder has all requisite power and authority to execute and deliver the Fundamental Agreements to which such Company Stockholder is a party and to perform such Company Stockholder's obligations under such Fundamental Agreements. Such Fundamental Agreements have each been (or in the case of the Fundamental Agreements to be entered into on the Closing Date, shall be when delivered) duly and validly executed and delivered by such Company Stockholder, and each constitutes (or, in the case of the Fundamental Agreements to be entered into on the Closing Date, shall constitute) a valid and binding obligation of such Company Stockholder, enforceable against such Company Stockholder in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity.

                  (c) Neither the execution and delivery of any or all of the Fundamental Agreements to which such Company Stockholder is a party by such Company Stockholder, nor the consummation by such Company Stockholder of the transactions contemplated hereby or thereby, will (i) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, or require any notice, consent or waiver under, any instrument, contract, agreement or arrangement to which such Company Stockholder is a party or by which such Company Stockholder is bound, (ii) result in the imposition of any Security Interest upon the Company Shares owned by such Company Stockholder, or (iii) violate any order, writ, injunction or decree applicable to such Company Stockholder or to the Company Shares.

         3.2 INVESTMENT REPRESENTATIONS. With respect to the Buyer Shares issued to and acquired by the Company Stockholder hereunder:

                  (a) The Company Stockholder will be acquiring the Buyer Shares to be issued to such Company Stockholder for his or her own account for investment only, and not with a view to, or for sale in connection with, any distribution of such Buyer Shares in violation of the Securities Act or any rule or regulation under the Securities Act or any state or foreign securities law.

                  (b) The Company Stockholder has had adequate opportunity to obtain from representatives of the Buyer such information, in addition to the representations set forth in the Agreement, as is necessary to evaluate the merits and risks of the investment by such Company Stockholder in the Buyer; provided, however, that the foregoing shall not limit or modify the representations and warranties of the Buyer set forth in Article IV of this Agreement or the right of any Company Stockholder to rely thereon.

                  (c) The Company Stockholder has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the Buyer Shares to be issued to such Company Stockholder and to make an informed investment decision with respect to such investment.

                  (d) The Company Stockholder understands that the Buyer Shares, if and when issued, will not have been registered under the Securities Act and will be "restricted securities" within the meaning of Rule 144 under the Securities Act; and the Buyer Shares will not be eligible to be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available.

                  (e) A legend substantially in the following form will be placed on the certificate representing any Buyer Shares which may be issued to such Company Stockholder:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

         3.3 ADDITIONAL REPRESENTATIONS BY NON-U.S. PERSONS. Each Company Stockholder who is not a "U.S. person" (as defined in Regulation S promulgated under the Securities Act ("Regulation S")) makes the following additional representations with respect to the Buyer Shares issued to and acquired by such Company Stockholder hereunder:

                  (a) The Company Stockholder understands and acknowledges that
(i) the Buyer Shares have not been registered under the Securities Act and may not be offered or sold in the United States or to, or for the account or benefit of, any U.S. person unless such securities are registered under the Securities Act or such offer or sale is made pursuant to an exemption from the registration requirements of the Securities Act and (ii) the Buyer Shares are being distributed by the Buyer pursuant to the terms of Regulation S, which permits securities to be sold to non-U.S. persons in "offshore transactions" (as defined in Regulation S), subject to certain terms and conditions.

                  (b) The Company Stockholder is not a U.S. person and has signed this Agreement outside the United States.

                  (c) The Company Stockholder acknowledges that for a period of 40 days following the Closing Date (the "Restricted Period"), the Company Stockholder shall not (i) engage in any activity for the purpose of, or which may reasonably be expected to have the effect of, conditioning the market in the United States for the Buyer Shares or (ii) unless such Buyer Shares are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available, offer, sell or transfer the Buyer Shares in the United States or to, or for the account or benefit of, a U.S. person. The Company Stockholder understands that the Buyer Shares or any interest therein are only transferable on the books and records of the transfer agent and registrar of the Buyer. The Company Stockholder further understands that such transfer agent and registrar will not register any transfer of the Buyer Shares which the Buyer in good faith believes violates the restrictions set forth in this paragraph (c), and that the Buyer may place stop transfer orders with its transfer agent with respect to certificates representing Buyer Shares.

                  (d) Unless the Buyer Shares shall first have been registered under the Securities Act, any proposed offer, sale or transfer during the Restricted Period of any of the Buyer Shares shall be subject to the condition that the Company Stockholder must deliver to the Buyer (i) a written certification that neither record nor beneficial ownership of the Buyer Shares has been offered or sold in the United States or to, or for the account or benefit of, any U.S. person, (ii) a written certification of the proposed transferee that such transferee (or any account for which such transferee is acquiring such Buyer Shares) is not a U.S. person, that such transferee is acquiring such Buyer Shares for such transferee's own account (or an account over which he or she has investment discretion), and that such transferee is knowledgeable of and agrees to be bound by the restrictions on re-sale set forth in this section and Regulation S during the Restricted Period, and (iii) a written opinion of United States counsel, in form and substance reasonably satisfactory to the Buyer, to the effect that the offer, sale and transfer of such Buyer Shares are exempt from registration under the Securities Act.

                  (e) The Company Stockholder agrees that for the duration of the Restricted Period the stock certificates representing the Buyer Shares shall bear the legend set forth below:

                  "The shares of Common Stock represented by this certificate may not be offered, sold or transferred except in accordance with the provisions of Regulation S under the Securities Act of 1933, as amended."

         3.4 ADDITIONAL REPRESENTATIONS BY U.S. PERSONS. Each Company Stockholder who is a U.S. person represents and warrants that he is an Accredited Investor within the definition of Rule 501(a) under the Securities Act.


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer represents and warrants to each Company Stockholder as follows:

         4.1 ORGANIZATION. The Buyer is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of Delaware.

         4.2 CAPITALIZATION. The authorized capital stock of the Buyer consists of 80,000,000 shares of Buyer Common Stock, of which 35,055,430 shares were issued and outstanding and 509 shares were held in the treasury of the Buyer as of June 30, 1997. All of the issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the Buyer Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

         4.3 AUTHORIZATION OF TRANSACTION. The Buyer has all requisite power and authority to execute and deliver the Fundamental Agreements to which it is a party and the Other Stock Purchase Agreements and to perform its obligations under each such agreement. The execution and delivery of such agreements by the Buyer and the performance of such agreements and the consummation of the transactions contemplated thereby by the Buyer have been (or, in the case of the Fundamental Agreements to be entered into on the Closing Date and the Other Stock Purchase Agreements, shall be when delivered) duly and validly authorized by all necessary corporate action on the part of the Buyer. Each Fundamental Agreement to which the Buyer is a party and the Other Stock Purchase Agreements has been (or, in the case of the Fundamental Agreements to be entered into on the Closing Date and the Other Stock Purchase Agreements, shall be when delivered) duly and validly executed and delivered by the Buyer and constitutes (or, in the case of the Fundamental Agreements to be entered into on the Closing Date and the Other Stock Purchase Agreements, shall constitute when delivered) a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity.

         4.4 NONCONTRAVENTION. Subject to compliance with the applicable requirements of the Securities Act and any applicable state and foreign securities laws, neither the execution and delivery by the Buyer of the Fundamental Agreements to which the Buyer is a party nor the consummation of the transactions contemplated thereby will (a) conflict with or violate any provision of the charter or By-laws of the Buyer, (b) require on the part of the Buyer any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Buyer is a party or by which the Buyer is bound or to which any of its assets are subject, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of its properties or assets.

         4.5 REPORTS AND FINANCIAL STATEMENTS. The Buyer has previously furnished to the Company complete and accurate copies, as amended or supplemented, of the Buyer's (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed by the Buyer with the United States Securities and Exchange Commission (the "SEC"), and (b) all reports filed by the Buyer with the SEC under Section 13 or 15 of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") since December 31, 1996 (such materials, together with any amendments or supplements thereto, are collectively referred to herein as the "Buyer Reports"). As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Buyer.

         4.6 ABSENCE OF MATERIAL ADVERSE CHANGES. Since December 31, 1996, there has not been any material adverse change in the assets, business, financial condition or results of operations of the Buyer, nor has there occurred any event or development which could reasonably be foreseen to result in such a material adverse change in the future.

         4.7 POOLING. To the best knowledge of the Buyer, neither the Buyer nor any of its Affiliates has through the date of this Agreement taken or agreed to take any action that could reasonably be expected to prevent the Company and the Buyer from accounting for the Acquisition as a "pooling of interests" in conformity with U.S.
GAAP.

         4.8 BROKERS' FEES. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement except to Robertson, Stephens & Company LLC.

         4.9 DISCLOSURE. No representation or warranty by the Buyer contained in this Agreement, and no statement contained in the any document, certificate or other instrument delivered to or to be delivered by or on behalf of the Buyer pursuant to this Agreement, contains or will as of the Closing Date contain any untrue statement of a material fact or omits or will as of the Closing Date omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

         4.10 OPINION OF FINANCIAL ADVISOR. The Buyer has received an opinion of Robertson, Stephens & Company LLC, the financial advisor to the Buyer, to the effect that the consideration payable for the Outstanding Company Shares and shares of capital stock of the Company issuable upon exercise of the Options in connection with the Acquisition is fair, from a financial point of view, to the Buyer.

         4.11 REPORTING ISSUER. The Buyer represents and warrants to each Company Stockholder that is not a U.S. person that the Buyer is a "reporting issuer" (as defined in Regulation S). The Buyer, its Affiliates and any person acting on behalf of, or as agent of, any of the foregoing, whether as principal or agent, (a) has distributed or will distribute the Buyer Shares to such Company Stockholders only in "offshore transactions" (as defined in Regulation
S), (b) has not engaged and will not engage with respect to the Buyer Shares issued or to be issued to such Company Stockholders in any "directed selling efforts" (as defined in Regulation S) in or directed toward the United States, and (c) has complied and will comply with all "offering restrictions" (as defined in Regulation S) in respect of such Buyer Shares.


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



                                    ARTICLE V

                                    COVENANTS

         5.1 CONDUCT OF BUSINESS. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing, the Company shall (and shall cause each Subsidiary to) conduct its operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing, neither the Company nor any Subsidiary shall, without the prior written consent of the Buyer:

                  (a) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or authorize the issuance, sale or delivery of, or redeem or repurchase, any stock of any class or any other securities or any rights, warrants or options to acquire any such stock or other securities (except pursuant to the conversion or exercise of convertible securities, Options or Warrants outstanding on the date hereof), or amend any of the terms of any such convertible securities, Options or Warrants;

                  (b) split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

                  (c) create, incur or assume any debt not currently outstanding (including obligations in respect of capital leases) except in the Ordinary Course of Business; assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

                  (d) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in
Section 2.18(d) or (except for normal increases in the Ordinary Course of Business) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any benefit not required by the terms in effect on the date hereof of any existing Employee Benefit Plan;

                  (e) acquire, sell, lease, encumber or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any Subsidiary or any corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets in the Ordinary Course of Business;

                  (f) amend its articles of association, charter and/or by-laws, as applicable;

                  (g) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

                  (h) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

                  (i) mortgage or pledge any of its property or assets or subject any such assets to any Security Interest;

                  (j) sell, assign, transfer or license any Intellectual Property, other than in the Ordinary Course of Business;

                  (k) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

                  (l) make or commit to make any capital expenditure in excess of $50,000 per item or $250,000 in the aggregate;

                  (m) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company or the Company Stockholders set forth in this Agreement or any of the Other Stock Purchase Agreements becoming untrue or (ii) any of the conditions to any Party's obligations set forth in Article VI not being satisfied;

                  (n) take any action that would jeopardize the treatment of the Acquisition as a "pooling of interests" for accounting purposes; or

                  (o) agree in writing or otherwise to take any of the foregoing actions.

         5.2 NOTICE OF BREACHES. The Company shall promptly deliver to the Buyer written notice of any event or development that would (a) render any statement, representation or warranty of the Company or the Company Stockholders in this

Agreement (including the Disclosure Schedule) inaccurate or incomplete in any respect, or (b) constitute or result in a breach by the Company of, or a failure by the Company to comply with, any agreement or covenant in this Agreement applicable to such party. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

         5.3 EXCLUSIVITY. Neither the Company nor any of the Company Stockholders shall, and the Company shall use its best efforts to cause its Affiliates and each of its officers, directors, employees, representatives and agents not to, directly or indirectly, (a) solicit, initiate, engage or participate in or encourage discussions or negotiations with any person or entity (other than the Buyer) concerning any merger, consolidation, sale of material assets, tender offer, recapitalization, accumulation of Outstanding Company Shares, proxy solicitation or other business combination involving the Company, any Subsidiary or any division of the Company or any Subsidiary or (b) provide any nonpublic information concerning the business, properties or assets of the Company or any Subsidiary to any person or entity (other than the Buyer). The Company shall immediately notify the Buyer of, and shall disclose to the Buyer all details of, any inquiries, discussions or negotiations of the nature described in the first sentence of this Section 5.3.

         5.4 AGREEMENTS FROM CERTAIN AFFILIATES OF THE COMPANY. Concurrently with the execution of this Agreement, the Company shall deliver to the Buyer a list of all persons or entities who are at such time Affiliates of the Company (the "Company Affiliates"). In order to help ensure that the Acquisition will be accounted for as a "pooling of interests" and that the issuance of Buyer Shares will comply with the Securities Act, the Company shall cause each Company Affiliate to execute and deliver to the Buyer, on the Agreement Date, a written agreement substantially in the form attached hereto as EXHIBIT E.

         5.5 LISTING OF BUYER SHARES. The Buyer shall use its best efforts to list the Buyer Shares and the shares of Buyer Common Stock to be issued under the Other Stock Purchase Agreements on the Nasdaq National Market and shall use its best efforts to cause such listing to be approved prior to the Closing.

         5.6 DELIVERY OF INTERIM FINANCIAL STATEMENTS. As promptly as possible following the last day of each month after the Agreement Date until the Closing Date, and in any event within 20 days after the end of each such month, the Company shall deliver to the Buyer the unaudited balance sheet of the Company and the related statements profit and loss for the one-month period then ended, all certified by the chief financial officer of the Company to the effect that such interim financial statements are prepared in accordance with GAAP and fairly present the financial condition of the Company as of the date thereof and for the period covered thereby.

         5.7 BEST EFFORTS TO OBTAIN SATISFACTION OF CONDITIONS. Each of the Parties shall use its best efforts, to the extent commercially reasonable, to take all actions and to do all things necessary, proper or advisable to consummate Acquisition and the transactions contemplated by this Agreement and the Other Stock Purchase Agreements; provided, however, that notwithstanding anything in this Agreement to the contrary, the Buyer shall not be required to sell or dispose of or hold separately (through a trust or otherwise) any assets or businesses of the Buyer or its Affiliates.

         5.8 NOTICES AND CONSENTS. Each of the Buyer, the Company and the Company Stockholders shall use its respective best efforts to obtain, at its expense, all such waivers, permits, consents, approvals or other authorizations from third parties and Governmental Entities, and to effect all such registrations, filings and notices with or to third parties and Governmental Entities, as may be required by or with respect to the Buyer, the Company or the Selling Stockholders, respectively, in connection with the transactions contemplated by this Agreement and the Other Stock Purchase Agreements (including without limitation, with respect to the Company, those listed in Section 2.3 of the Disclosure Schedule).

         5.9 FULL ACCESS. The Company shall (and shall cause each Subsidiary to) permit representatives of the Buyer to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and the Subsidiaries) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company and each of the Subsidiaries. The officers and management of the Company and the Subsidiaries shall cooperate fully with the Buyer's representatives and agents and shall make themselves available to the extent necessary to complete the due diligence process and the Closing. The Company shall, at the request of the Buyer, introduce the Buyer to the principal suppliers, customers and employees and the Company and the Subsidiaries to facilitate discussions between such persons and the Buyer in regard to the conduct of the business of the Company and the Subsidiaries following the Closing.

         5.10 WAIVER OF RIGHTS OF FIRST REFUSAL. Each Company Stockholder, by his or her execution of this Agreement, expressly waives any and all rights of first refusal and rights of first offer, including without limitation the rights of first refusal set forth in the Company's Articles of Association and in the Consortium Agreement dated September 15, 1995, as amended, among the holders of the Company's Series A Stock, with respect to any offer to sell or sale of Outstanding Company Shares by any person or entity in connection with the Acquisition.

         5.11     INDEMNIFICATION; DISCHARGE OF DIRECTOR LIABILITY.

                  (a) From and after the Closing Date, the Buyer will fulfill, assume and honor in all respects the obligations of the Company and its Subsidiaries with

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



respect to any written indemnification agreement or arrangement between the Company and/or its Subsidiaries and any of their respective directors and officers existing and in force as of the date hereof, copies of which are attached to Section 5.11 of the Disclosure Schedule.

                  (b) The Buyer shall discharge or procure the discharge of all directors of the Company and its Subsidiaries in office immediately prior to Closing from their personal liability for the period from July 1, 1996 to June 30, 1997 on the next annual general meetings of the Company and the Subsidiaries, which discharges shall not in any way limit or restrict or be construed to limit or restrict the Buyer's rights against any of the Selling Stockholders under this Agreement or any of the Other Stock Purchase Agreements. In addition, the Buyer shall, provided that the auditors so recommend, discharge or procure the discharge of all directors of the Company and its Subsidiaries in office immediately prior to Closing from their personal liability for the period from July 1, 1997 to the Closing at the annual general meetings of the Company and the Subsidiaries for the fiscal year ending June 30, 1998, which discharges shall not in any way limit or restrict or be construed to limit or restrict the Buyer's rights against any of the Selling Stockholders under this Agreement or any of the Other Stock Purchase Agreements.

                  (c) From and after the Closing Date, the Buyer shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement, a director or officer of the Company or any of its Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the Buyer (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation under any United States corporate law and asserted or claimed after the Closing Date based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of the Company or any of its Subsidiaries, whether pertaining to any matter exiting or occurring at or prior to the Closing Date ("Indemnified Liabilities"), including without limitation all losses, claims, damages, costs, expenses, liabilities or judgments based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under the Delaware General Corporation Law of the United States (the "DGCL"), or the General Corporation Law of the State of California (the "CGCL"), as applicable, to indemnify its own directors and officers. In addition, the Buyer will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party upon receipt of the undertaking contemplated by Section 145(e) of the DGCL or Section 317(f) of the CGCL, as may be applicable. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party after the Closing Date, (i) the Indemnified Parties may retain counsel reasonably satisfactory to the Buyer, (ii) the Buyer shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and (iii) the Buyer will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that the Buyer shall not be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 5.11(c), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Buyer (but the failure so to notify the Buyer shall not relieve it from any liability which it may have under this Section 5.11(c) except to the extent such failure prejudices such party) and shall deliver to the Buyer the undertaking contemplated by Section 145(e) of the DGCL or Section 317(f) of the CGCL, as may be applicable. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

                  (d) The Buyer shall honor, and shall cause the U.K. Subsidiary of the Company to honor, all indemnification obligations of the Company's U.K. Subsidiary to each present and former director and officer of the Company's U.K. Subsidiary to the fullest extent that may be required by the U.K. Subsidiary's Article's of Association and Paragraph 118 of Table A of the Companies Act 1995 and the laws of the United Kingdom or any political subdivision thereof.

         5.12 SHARING OF DATA. The Company Stockholders shall have the right for a period of seven years following the Closing Date to have reasonable access to the financial and Tax information acquired by the Buyer in connection with the Acquisition for the limited purpose of complying with their respective obligations under applicable Tax laws and regulations.

         5.13 LEGEND REMOVAL. The Buyer agrees to use all reasonable efforts to promptly respond to any appropriate requests for the removal of the legends affixed to the certificates representing the Buyer Shares.


                                   ARTICLE VI

                              CONDITIONS TO CLOSING

         6.1 CONDITIONS TO OBLIGATIONS OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by the Buyer in connection with the Closing is subject to the satisfaction, or waiver by the Buyer, of the following conditions:

                  (a) the Company and the Company Stockholders shall have obtained all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, necessary for the consummation by the Company and the Seller Shareholders of the Acquisition and the transactions contemplated by this Agreement and the Other Stock Purchase Agreements;

                  (b) the representations and warranties of the Company and the Company Stockholders set forth in Articles II and III above shall have been true and correct when made on the Agreement Date and shall be true and correct in all material respects as of the Closing Date as if made as of the Closing Date, except for representations and warranties made as of a specific date, which shall be true and correct as of such date;

                  (c) each of the Company and the Company Stockholders shall have performed or complied with their agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

                  (d) no action, suit or proceeding shall be pending or threatened by or before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of the Acquisition or any of the transactions contemplated by this Agreement or any of the Other Stock Purchase Agreements, (ii) cause the Acquisition or any of the transactions contemplated by this Agreement or any of the Other Stock Purchase Agreements to be rescinded following consummation, or (iii) affect adversely the right of the Company or any of the Subsidiaries to own, operate or control any of its assets or operations, and no such judgment, order, decree, stipulation or injunction shall be in effect;

                  (e) the Company and the Stockholders' Representative shall have delivered to the Buyer a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses (a) through (d) of this Section 6.1 is satisfied in all respects;

                  (f) the Buyer shall have received from Lagerlof & Leman, Swedish counsel to the Company and the Selling Stockholders, and Gray Cary Ware & Freidenrich, United States special counsel to the Company, opinions in the forms attached hereto as EXHIBITS F-1 and F-2, addressed to the Buyer and dated as of the Closing Date;

                  (g) the Buyer and each of the Company Stockholders named therein shall have entered into the Registration Rights Agreement and such Agreement shall be in full force and effect on the Closing Date in accordance with its terms;

                  (h) the Buyer, the Selling Stockholders and the Escrow Agent shall have entered into the Escrow Agreement and such Agreement shall be in full force and effect on the Closing Date in accordance with its terms;

                  (i) the Buyer shall have received the resignations, effective as of the Closing Date, of each director of the Company and the Subsidiaries;

                  (j) the Company shall have delivered to the Buyer a registration certificate issued by the Patent and Registration Office as of the Closing Date as to the continued legal existence of the Company and its Swedish Subsidiary as of the Closing Date;

                  (k) the Company shall have delivered to the Buyer copies of the resolutions authorizing the Acquisition and the transactions contemplated by this Agreement;

                  (l) the Buyer shall have received a letter from each of Lindebergs and Deloitte & Touche, L.L.P., auditors for the Company and the Buyer, respectively, in a form reasonably satisfactory to the Buyer, to the effect that the Company and, in the case of the letter from Deloitte & Touche, L.L.P., the Buyer may treat the Acquisition as a "pooling of interests" for accounting purposes;

                  (m) each of Hans Tholander, Johan Borendal, Bjorn Oste, Khris Loux and Peter Rostin shall have received an employment offer letter from the Company or the Buyer in substantially the form attached hereto as EXHIBIT C;

                  (n) each of Rolf Ljung and Peter Loux shall have entered into a Consulting Agreement with the Company and the Buyer in substantially the form attached hereto as EXHIBIT D and each such Agreement shall be in full force and effect on the Closing Date in accordance with its terms;

                  (o) the Buyer shall have consummated the transactions contemplated by the Other Stock Purchase Agreements; and

                  (p) all actions to be taken by the Company and the Company Stockholders in connection with the Acquisition and the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Buyer.

         6.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE COMPANY STOCKHOLDERS. The obligation of the Company and the Company Stockholders to consummate the transactions to be performed by them in connection with the Closing are subject to the satisfaction, or waiver by the Company and the Stockholders' Representative, of the following conditions:

                  (a) the Buyer shall have obtained all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, necessary for the consummation by the Buyer of the Acquisition and the transactions contemplated by this Agreement and the Other Stock Purchase Agreements;

                  (b) the representations and warranties of the Buyer as set forth in Article IV above shall have been true and correct when made on the Agreement Date and shall be true and correct in all material respects as of the Closing Date as if made as of the Closing Date, except for representations and warranties made as of a specific date, which shall be true and correct as of such date;

                  (c) the Buyer shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

                  (d) the Buyer shall have delivered to the Company and the Stockholders' Representative a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses (a) through (c) of this Section 6.2 is satisfied in all respects;

                  (e) the Stockholders' Representative shall have received from Hale and Dorr LLP, counsel to the Buyer, an opinion in the form attached hereto as EXHIBIT G, addressed to the Selling Stockholders and dated as of the Closing Date;

                  (f) the Buyer and each of the Company Stockholders named therein shall have entered into the Registration Rights Agreement and such Agreement shall be in full force and effect on the Closing Date in accordance with its terms;

                  (g) the Buyer, the Selling Stockholders and the Escrow Agent shall have entered into the Escrow Agreement and such Agreement shall be in full force and effect on the Closing Date in accordance with its terms;

                  (h) the Buyer shall have delivered to the Stockholders' Representative a certificate issued by the Secretary of State of the State of Delaware as of the Closing Date as to the continued legal existence and good standing of the Buyer in Delaware as of the Closing Date;

                  (i) the Buyer shall have delivered to the Stockholders' Representative copies of the resolutions authorizing the Acquisition and the transactions contemplated by this Agreement;

                  (j) the Stockholders' Representative shall have received a copy of a letter from each of Lindebergs and Deloitte & Touche, L.L.P., auditors for the Company and the Buyer, respectively, in a form reasonably satisfactory to the Buyer, to the effect that the Company and, in the case of the letter from Deloitte & Touche, L.L.P., the Buyer may treat the Acquisition as a "pooling of interests" for accounting purposes;

                  (k) each of Hans Tholander, Johan Borendal, Bjorn Oste, Khris Loux and Peter Rostin shall have received an employment offer letter from the Company or the Buyer in substantially the form attached hereto as EXHIBIT C;

                  (l) each of Rolf Ljung and Peter Loux shall have entered into a Consulting Agreement with the Company and the Buyer in substantially the form attached hereto as EXHIBIT D and each such Agreement shall be in full force and effect on the Closing Date in accordance with its terms;

                  (m) the Buyer Shares and the shares of Buyer Common Stock to be issued under the Other Stock Purchase Agreements shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance; and

                  (n) all actions to be taken by the Buyer in connection with the Acquisition and the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Stockholders' Representative.

                                   ARTICLE VII

                                 INDEMNIFICATION

         7.1 INDEMNIFICATION. Subject to the terms of Section 7.2 below, the Company Stockholders shall indemnify the Buyer and, if the Closing occurs, the Company (together, the "Indemnified Persons") in respect of, and hold the Indemnified Persons harmless against, any and all claims, debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, known or unknown, due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, reasonable fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) incurred or suffered by the Indemnified Persons or any Affiliate thereof ("Damages"):

                  (a) resulting from, relating to or constituting any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company, the Company Stockholders or any of the other Selling Stockholders contained in this Agreement or any of the Other Stock Purchase Agreements; or

                  (b) resulting from or relating to any claim by a stockholder or former stockholder of the Company, or any other person or Business Entity, seeking to assert, or based upon: (A) ownership or rights to ownership of any shares of stock of the Company; (B) any rights of a stockholder (other than the right to receive the Buyer Shares pursuant to this Agreement or any of the Other Stock Purchase Agreements), including any option, preemptive rights or rights to notice or to vote; or (C) any rights under the Articles of Association of the Company; or

                  (c) resulting from or relating to any untrue statement of a material fact or omission of a material fact necessary in order to make any of the statements included in the Information Package (as defined below) not misleading (provided that the Company Stockholders shall have no responsibility for, and shall have no indemnification obligation with respect to, the accuracy or completeness of any of the Buyer Reports or any of the other written materials provided by the Buyer to the Company and included in the Information Package). For purposes of this Agreement, the term "Information Package" shall mean the transaction summary regarding (i) the Acquisition, (ii) the terms of the Fundamental Agreements and the Other Stock Purchase Agreements, (iii) the Company and (iv) the Buyer, together with the materials provided to stockholders of the Company in connection therewith, prepared and distributed by the Company to Selling Stockholders.

Each Company Stockholder acknowledges that he or she has received copies of the Other Stock Purchase Agreements and has reviewed such Agreements.

         7.2      METHOD OF ASSERTING CLAIMS.

                  (a) All claims for indemnification by an Indemnified Person pursuant to this Article VII shall be made in accordance with the provisions of this Section 7.2 and the Escrow Agreement.

                  (b) The Indemnified Person shall give prompt written notification to the Stockholders' Representative of the commencement of any action, suit or proceeding relating to a third party claim for which indemnification pursuant to this Article VII and/or the corresponding indemnification provisions of any of the Other Stock Purchase Agreements may be sought; provided, however, that no delay on the part of the Indemnified Person in notifying the Stockholders' Representative shall relieve the Selling Stockholders from any liability or obligation under this Article VII and/or the corresponding indemnification provisions of any of the Other Stock Purchase Agreements except to the extent of any damage or liability caused by or arising out of such delay. Within 20 days after delivery of such notification, the Stockholders' Representative may, upon written notice thereof to the Indemnified

Person, assume control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Person, provided the Stockholders' Representative acknowledges in writing to the Indemnified Person, on behalf of the Selling Stockholders, that the Selling Stockholders shall indemnify the Indemnified Person with respect to all elements of such action, suit or proceeding and any Damages, fines, costs or other liabilities that may be assessed against the Indemnified Person in connection with such action, suit or proceeding. If the Stockholders' Representative does not so assume control of such defense, the Indemnified Person shall control such defense. The party not controlling such defense may participate therein at its own expense; provided, that if the Stockholders' Representative assumes control of such defense and the Indemnified Person reasonably concludes that the indemnifying parties and the Indemnified Person have conflicting interests or different defenses available with respect to such action, suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Person shall be considered "Damages" for purposes of this Agreement. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto. The Indemnified Person shall not agree to any settlement or the entry of a judgment in any such action, suit or proceeding without the prior written consent of the Stockholders' Representative, which shall not be unreasonably withheld or delayed. The Stockholders' Representative shall not agree to any settlement or the entry of a judgment in any action, suit or proceeding without the prior written consent of the Indemnified Person, which shall not be unreasonably withheld (it being understood that it is reasonable to withhold such consent if, among other things, the settlement or the entry of a judgment (A) lacks a complete release of the Indemnified Person for all liability with respect thereto or (B) imposes any liability or obligation on the Indemnified Person).

         7.3      SURVIVAL.

                  (a) Unless otherwise specified in this Section 7.3 or elsewhere in this Agreement, all provisions of this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and shall continue forever in full force and effect in accordance with their terms.

                  (b) The representations and warranties of the Company Stockholders set forth in Articles II and III above and the indemnification obligations set forth in this Article VII:

                           (i)      shall survive the Closing and the
consummation of the transactions contemplated hereby and continue until the first anniversary of the Closing Date (except in the case of the representations and warranties set forth in clause (a) of Section 2.6 of this Agreement and the indemnification obligations with respect to the representations and warranties set forth in the corresponding provision of the Other Stock Purchase Agreement entered into with the Company Stockholders who are parties hereto, which shall continue until the issuance of the Buyer's audited financial statements for the year ending December 31, 1997); and

                           (ii)     shall not be affected by any examination
made for or on behalf of the Buyer or the knowledge of any of the Buyer's officers, directors, stockholders, employees or agents.

                  (c) The date on which any particular representation, warranty or indemnification obligation of each of the Company Stockholders terminates shall be referred to herein and in the Escrow Agreement as the "Termination Date." If a notice of a claim is given in accordance with the notice provisions of this Agreement or the Escrow Agreement before the Termination Date, then (notwithstanding the occurrence of the Termination Date) the representation, warranty or indemnification obligation applicable to such claim shall survive until, but only for purposes of, the resolution of such claim.

         7.4 LIMITATIONS. Notwithstanding anything to the contrary herein, except as otherwise provided in Section 5(c) of the Escrow Agreement, (a) the aggregate liability of the Company Stockholders for Damages under this Article VII shall not exceed the fair market value of the Escrow Shares, as determined in accordance with the Escrow Agreement, and shall be satisfied only from the Escrow Shares, and (b) the Company Stockholders and the other Selling Stockholders shall be liable under the indemnification provisions contained in
Section 7.1(a) of this Agreement and the indemnification provisions contained in the Other Stock Purchase Agreements for only that portion of the aggregate Damages which exceeds $500,000. No Company Stockholder shall have any right of contribution against the Company with respect to any breach by the Company of any of its representations, warranties, covenants or agreements. Except with respect to claims based on fraud and except as otherwise provided in Section 5(c) of the Escrow Agreement, the shares of Buyer Common Stock held pursuant to the Escrow Agreement shall be the Buyer's sole and exclusive remedy for Damages resulting from or relating to any breach of any representation, warranty, covenant or indemnification obligation under this Agreement or the Other Stock Purchase Agreements. The indemnification obligations of the Company Stockholders pursuant to this Article VII shall be joint and several except as otherwise provided in Section 5(c) of the Escrow Agreement.

                                  ARTICLE VIII

                                   TERMINATION

         8.1 TERMINATION OF AGREEMENT. The Parties may terminate this Agreement prior to the Closing Date only as provided below:

                  (a) the Parties may terminate this Agreement by mutual written consent;

                  (b) the Buyer may terminate this Agreement by giving written notice to the Company and the Stockholders' Representative in the event the Company or any of the Selling Stockholders are in breach, and the Company or the Stockholders' Representative may terminate this Agreement by giving written notice to the Buyer in the event the Buyer is in breach, of any material representation, warranty or covenant contained in this Agreement or any of the Other Stock Purchase Agreements, and such breach is not remedied within 10 days of delivery of written notice thereof;

                  (c) the Buyer may terminate this Agreement by giving written notice to the Company and the Stockholders' Representative if the Closing shall not have occurred on or before August 31, 1997 by reason of the failure of any condition precedent under Section 6.1 above (unless the failure results primarily from a breach by the Buyer of any representation, warranty or covenant contained in this Agreement or any of the Other Stock Purchase Agreements); and

                  (d) the Company and the Stockholders' Representative may terminate this Agreement by giving written notice to the Buyer if the Closing shall not have occurred on or before August 31, 1997 by reason of the failure of any condition precedent under Section 6.2 above (unless the failure results primarily from a breach by the Company or the Selling Stockholders of any representation, warranty or covenant contained in this Agreement or any of the Other Stock Purchase Agreements).

         8.2 EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 8.1 above, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for breaches of this Agreement).

                                   ARTICLE IX

                                   DEFINITIONS

         For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

         Defined Term                                 Section
         ------------                                 -------

         Acquisition                                  1.3(b)
         Affiliate                                    2.13(a)(vi)
         Agreement                                    Introduction

         Agreement Date                               Introduction
         Audited Financial Statements                 2.5
         Balance Sheet Date                           2.5
         Business Entity                              2.3
         Buyer                                        Introduction
         Buyer Common Stock                           1.5
         Buyer Reports                                4.5
         Buyer Shares                                 1.5
         CERCLA                                       2.19(a)
         CGCL                                         5.11(c)
         Closing                                      1.1
         Closing Date                                 1.3(a)
         Code                                         1.8(a)
         Company                                      Introduction
         Company Affiliates                           5.4
         Company Shares                               Preliminary Statement
         Company Stockholders                         Introduction
         Damages                                      7.1
         DGCL                                         5.11(c)
         Disclosure Schedule                          Article II
         Employees                                    2.17(a)
         Employee Benefit Plan                        2.18(a)
         Environmental Law                            2.19(a)
         ERISA                                        2.18(a)
         ERISA Affiliate                              2.18(a)
         Escrow Agreement                             1.4(e)
         Escrow Shares                                1.5
         Exchange Act                                 4.5
         Financial Statements                         2.5
         Fundamental Agreements                       2.1(b)
         GAAP                                         2.5
         Governmental Entity                          2.3
         Indemnified Liabilities                      5.11(c)
         Indemnified Parties                          5.11(c)
         Indemnified Persons                          7.1
         Information Package                          7.1(c)
         Initial Shares                               1.5
         Intellectual Property                        2.11(a)
         Materials of Environmental Concern           2.19(b)
         Most Recent Balance Sheet                    2.5
         Options                                      1.8(a)
         Ordinary Course of Business                  2.3
         Other Stock Purchase Agreements              1.3(b)
         Outstanding Company Shares                   1.3(b)

         Parties                                      Introduction
         Permits                                      2.21
         Registration Rights Agreement                2.1(b)
         Related Party Transactions                   2.22
         Regulation S                                 3.3
         Restricted Period                            3.3
         SEC                                          4.5
         Securities Act                               1.8(c)
         Security Interest                            2.3
         Selling Stockholders                         1.3(b)
         Stockholders' Representative                 1.10(a)
         Stock Plan                                   1.8(a)
         Subsidiary                                   2.3
         Tax Returns                                  2.8(a)
         Taxes                                        2.8(a)
         Termination Date                             7.3(c)
         U.S. GAAP                                    2.27
         U.S. person                                  3.3
         Warrants                                     1.8(d)


                                    ARTICLE X

                               GENERAL PROVISIONS

         10.1 PRESS RELEASES AND ANNOUNCEMENTS. No Party shall issue any press release or announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party shall advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

         10.2 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

         10.3 ENTIRE AGREEMENT. This Agreement, the Fundamental Agreements and the Other Stock Purchase Agreements and the exhibits and schedules attached thereto, together with the Confidential Disclosure Agreement dated February 27, 1997, by and between the Buyer and the Company, constitute the entire agreement among the Parties and supersede any prior understandings, agreements or representations by or among the Parties, written or oral, that may have related in any way to the Acquisition.

         10.4 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties, provided that the Buyer may assign its rights, interests and/or obligations under this Agreement to an Affiliate of the Buyer by notice to the Company and the Stockholders' Representative.

         10.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         10.6 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.7 NOTICES. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or two business days after it is sent via a reputable international overnight courier service, in each case to the intended recipient as set forth below:



If to the Company:                           Copies to:
-----------------                            ---------

DynaSoft AB                                  Lagerlof & Leman
Box 10704                                    Strandvagen 7A
Arenavagen 29                                Box 5402
S-121 29 Stockholm                           S-114 84 Stockholm
SWEDEN                                       SWEDEN
Attn:  Chairman of the Board                 Attn:  Per-Erik Hasselberg

                                             Gray Cary Ware & Freidenrich
                                             A Professional Corporation
                                             400 Hamilton Avenue
                                             Palo Alto, CA 94301
                                             Attn:  Rod J. Howard, Esq.

If to the Company Stockholders:                            Copies to:
-------------------------------                            ---------

Rolf Ljung,                                  Lagerlof & Leman
as Stockholders' Representative              Strandvagen 7A
c/o DynaSoft AB                              Box 5402
Box 10704                                    S-114 84 Stockholm
Arenavagen 29                                SWEDEN
S-121 29 Stockholm                           Attn:  Per-Erik Hasselberg
SWEDEN

If to the Buyer:                             Copy to:
---------------                              -------

Security Dynamics Technologies, Inc.         Hale and Dorr LLP
20 Crosby Drive                              60 State Street
Bedford, MA 01730                            Boston, MA 02109
Attn:  President                             Attn:  Hal J. Leibowitz, Esq.

Any Party may give any notice, request, demand, claim or other communication hereunder by personal delivery or telecopy, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         10.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the Commonwealth of Massachusetts of the United States.

         10.9 AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time by a written instrument signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         10.10 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         10.11 EXPENSES. Except as set forth in the Escrow Agreement, each of the Parties shall bear its or their own costs and expenses (including fees and expenses of their respective legal, accounting and financial advisors) incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that if the Acquisition is consummated, the Company and the Subsidiaries shall not incur fees and expenses of legal, accounting and financial advisors in connection with the Acquisition in excess of the amounts set forth in Section 10.11 of the Disclosure Schedule, and any such fees and expenses incurred prior to or at the Closing by the Company and the Subsidiaries in excess of such amounts shall be recovered by the Buyer pursuant to the Escrow Agreement without regard to the provisions of the first sentence of Section 7.4.

         10.12 SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that one or more of the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

         10.13 CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

         10.14 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         10.15 KNOWLEDGE. For purposes of this Agreement, the term "Sellers' Knowledge" shall mean the actual knowledge, after due inquiry within the Company and its Subsidiaries, of any of the Company's directors and executive officers (which shall include, without limitation, Tomas Brostrom, the Company's Financial Manager).

         10.16 ARBITRATION. Any dispute, controversy or claim arising out of or related to this Agreement, or the breach, termination or invalidity thereof, shall be finally settled by arbitration in accordance with the UNCITRAL Arbitration Rules. The arbitration shall be conducted in London, England, and all proceedings shall be conducted in the English language. There shall be three arbitrators, one of whom shall be appointed by the Buyer, one of whom shall be appointed by the Stockholders' Representative and one of whom shall be appointed by agreement of the first two arbitrators or, failing agreement, by the London Court of International Arbitration. Disputes about arbitration procedure shall be resolved by the arbitrators or, failing agreement, by the London Court of International Arbitration. The arbitrators may proceed to an award notwithstanding the failure of any party to participate in the proceedings. Discovery shall be limited to mutual exchange of documents relevant to the dispute, controversy or claim; depositions shall not be permitted unless agreed to by the parties. The arbitrators shall be authorized to grant interim relief, including to prevent the destruction of goods or documents involved in the dispute, protect trade secrets and provide for security for a prospective monetary award. The prevailing party shall be entitled to an award of reasonable attorneys' fees incurred in connection with the arbitration in such amount as may be determined by the arbitrators. The award of the arbitrators shall be the sole and exclusive remedy of the parties and shall be enforceable in any court of competent jurisdiction. Notwithstanding the foregoing, the Parties shall be entitled to seek injunctive relief, security or other equitable remedies from any court of competent jurisdiction in furtherance of the arbitration proceedings.

         10.17 CURRENCY. Unless otherwise expressly provided in this Agreement, all references to monetary amounts included herein are expressed in U.S. dollars.


                    [Signatures begin on the following page.]

         IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the date first above written.


                                             SECURITY DYNAMICS TECHNOLOGIES,
                                             INC.


                                             By: /s/ Arthur W. Coviello, Jr.
                                                 -------------------------------
                                             Title: Chief Operating Officer
                                                    ----------------------------


                                             DYNASOFT AB


                                             By: /s/ Rolf Ljung
                                                 -------------------------------
                                             Title: Chairman of the Board
                                                    ----------------------------

                                             COMPANY STOCKHOLDERS:

                                             [Counterpart signature pages for
                                             each of the Company Stockholders
                                             are attached.]

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 12, 1997





                                             COMPANY STOCKHOLDERS:


                                             /s/ Rolf Ljung

                                             -----------------------------------
                                             Rolf Ljung

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 12, 1997





                                             COMPANY STOCKHOLDERS:


                                             /s/ Hans Tholander

                                             ---------------------------------
                                             Hans Tholander

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 12, 1997





                                             COMPANY STOCKHOLDERS:


                                             /s/ Bjorn Oste

                                             ---------------------------------
                                             Bjorn Oste

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 12, 1997





                                             COMPANY STOCKHOLDERS:


                                             /s/ Peter Rostin

                                             ---------------------------------
                                             Peter Rostin

     COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
         DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 12, 1997





                                             COMPANY STOCKHOLDERS:


                                             /s/ Anders Wikstrom

                                             ---------------------------------
                                             Anders Wikstrom

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 12, 1997





                                             COMPANY STOCKHOLDERS:


                                             /s/ Johan Borendal

                                             ---------------------------------
                                             Johan Borendal

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 12, 1997





                                             COMPANY STOCKHOLDERS:


                                             /s/ Tomas Brostrom

                                             ---------------------------------
                                             Tomas Brostrom

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 12, 1997





                                             COMPANY STOCKHOLDERS:


                                             /s/ Lotta Ljung

                                             ---------------------------------
                                             Lotta Ljung

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 12, 1997





                                             COMPANY STOCKHOLDERS:


                                             /s/ Fanny Ljung-Lindberg

                                             ---------------------------------
                                             Fanny Ljung-Lindberg

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 12, 1997





                                             COMPANY STOCKHOLDERS:


                                             /s/ Agnes Ljung-Lindberg

                                             ---------------------------------
                                             Agnes Ljung-Lindberg

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 12, 1997





                                             COMPANY STOCKHOLDERS:


                                             /s/ Eva Ljung

                                             ---------------------------------
                                             Eva Ljung

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 12, 1997





                                             COMPANY STOCKHOLDERS:


                                             /s/ Elin Kempegard

                                             ---------------------------------
                                             Elin Kempegard

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 12, 1997





                                             COMPANY STOCKHOLDERS:


                                             /s/ Sara Kempegard

                                             ---------------------------------
                                             Sara Kempegard

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 12, 1997





                                             COMPANY STOCKHOLDERS:


                                             /s/ Jacob Tholander

                                             ---------------------------------
                                             Jacob Tholander

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 12, 1997





                                             COMPANY STOCKHOLDERS:


                                             /s/ Fredrik Tholander

                                             ---------------------------------
                                             Fredrik Tholander

       COUNTERPART SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND AMONG SECURITY DYNAMICS TECHNOLOGIES, INC., DYNASOFT AB AND THE STOCKHOLDERS OF
          DYNASOFT AB NAMED ON SCHEDULE I THERETO, DATED JULY 12, 1997





                                             COMPANY STOCKHOLDERS:


                                             /s/ Mervi Brostrom

                                             ---------------------------------
                                             Mervi Brostrom

                                   SCHEDULE I

----------------------------------------------------------------------
         Company                                   Company
       Stockholder                                 Shares
----------------------------------------------------------------------
                                       Series A               Series B
----------------------------------------------------------------------
Rolf Ljung                                0                    71,150
----------------------------------------------------------------------
Hans Tholander                            0                    74,050
----------------------------------------------------------------------
Bjorn Oste                                0                    88,200
----------------------------------------------------------------------
Peter Rostin                              0                    88,200
----------------------------------------------------------------------
Anders Wikstrom                           0                    88,200
----------------------------------------------------------------------
Johan Borendal                            0                    88,200
----------------------------------------------------------------------
Tomas Brostrom                            0                    71,500
----------------------------------------------------------------------
Lotta Ljung                               0                     3,100
----------------------------------------------------------------------
Fanny Ljung-Lindberg                      0                     3,100
----------------------------------------------------------------------
Agnes Ljung-Lindberg                      0                     3,100
----------------------------------------------------------------------
Eva Ljung                                 0                     3,100
----------------------------------------------------------------------
Elin Kempegard                            0                     3,100
----------------------------------------------------------------------
Sara Kempegard                            0                     3,100
----------------------------------------------------------------------
Jacob Tholander                           0                     7,350
----------------------------------------------------------------------
Fredrik Tholander                         0                     7,350
----------------------------------------------------------------------
Mervi Brostrom                            0                    20,050
----------------------------------------------------------------------